EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 29, 2013, with respect to the financial statements of Advisors Disciplined Trust 257, comprising Tax Exempt Securities Trust, New York Trust 268 and Tax Exempt Securities Trust, California Trust 229 contained in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 (File No. 333-150676) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
August 29, 2013



















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